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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
IBIS TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2003

Dear Stockholder,

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 10:00 a.m. (local time) on Thursday, May 8, 2003 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

        At the Annual Meeting, one person will be elected to the Board of Directors. The Company will also ask the stockholders to ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003. The Board of Directors recommends a vote for these proposals.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      MARTIN J. REID
                      President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

IBIS TECHNOLOGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 8, 2003

        To the Stockholders of Ibis Technology Corporation:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 8, 2003 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 10:00 a.m. (local time) for the following purposes:

1.
To elect one member to the Board of Directors to serve for a term ending in 2006 and until his successor is duly elected and qualified.

2.
To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

3.
To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Debra L. Nelson
                      Clerk

March 24, 2003

IBIS TECHNOLOGY CORPORATION
32 Cherry Hill Drive
Danvers, MA 01923
978-777-4247

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the 2003 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 8, 2003 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

        This Proxy Statement and the accompanying proxy are being mailed on or about April 4, 2003 to all Stockholders entitled to notice of and to vote at the Meeting.

        Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the one nominee for director named herein and FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.008 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

        The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required for the election of Directors. The affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to ratify the appointment of KPMG LLP as the Company's independent auditors for 2003. With respect to the tabulation of votes on both proposals, abstentions and broker non-votes have no effect on the vote.

        The close of business on March 14, 2003 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 14, 2003, the Company had 9,474,940 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

        The Annual Report to Stockholders for the fiscal year ended December 31, 2002 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

SHARE OWNERSHIP

        The following table sets forth certain information as of February 28, 2003 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer named in the Summary Compensation Table on p. 8 hereof, and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address**	Number	Percent
Puglisi Capital Partners, L.P. (2) 399 Park Avenue, 37th Floor New York, New York 10022	727,610	7.7%
Martin J. Reid (3)	203,520	2.1%
Julian G. Blake, Ph.D. (4)	91,282	*
Debra L. Nelson, C.P.A. (5)	79,393	*
Angelo V. Alioto (6)	68,734	*
Gerald T. Cameron (7)	35,102	*
Robert L. Gable (8)	28,750	*
Yuri Erokhin (9)	26,957	*
Leslie B. Lewis (10)	20,800	*
Lamberto Raffaelli (11)	11,750	*
Donald F. McGuinness (12)	8,700	*
Dimitri Antoniadis, Ph.D. (13)	7,500	*
Executive Officers and Directors as a group (12 Persons)(14)	631,864	6.3%

*
Represents beneficial ownership of less than 1% of the outstanding Common Stock.

**
Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1)
The number of shares of Common Stock issued and outstanding on February 28, 2003 was 9,474,940. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 28, 2003, plus shares of Common Stock subject to options held by such person or group at February 28, 2003 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(2)
This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed jointly on February 10, 2003 with the Securities and Exchange Commission by Puglisi Capital Partners, L.P., Jeffrey J. Puglisi and Puglisi & Co., Inc. Jeffrey J. Puglisi, President of Puglisi & Co., Inc. and the managing member of JJP Partners, LLC, which is the general partner of Puglisi Capital Partners, L.P. claims sole voting and dispositive power of 417,900 shares, shared voting and dispositive power of

  299,200 and 309,710, respectively, and beneficial ownership of 727,610 shares. Puglisi Capital Partners, L.P. claims shared voting and dispositive power of 436,275 shares and beneficial ownership of 727,610 shares. Puglisi & Co., Inc. claims sole voting and shared dispositive power of and beneficial ownership of 10,510 shares.

(3)
Includes 195,020 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(4)
Includes 76,302 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(5)
Includes 74,493 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(6)
Includes 36,011 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(7)
Includes of 12,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(8)
Consists of 13,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(9)
Includes 23,624 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003

(10)
Consists of 12,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(11)
Consists of 8,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(12)
Consists of 7,700 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(13)
Consists of 7,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

(14)
See footnotes 4 through 13 above. Also includes an additional 27,628 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 28, 2003.

MANAGEMENT

Directors

        The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members, classified into three classes as follows: Leslie B. Lewis constitutes a class with a term which expires at the upcoming Meeting (the "Class III director"). Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2004 (the "Class I directors") and Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term which expires in 2005 (the "Class II directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        On February 6, 2003, the Board of Directors voted to nominate Leslie B. Lewis for election at the Meeting for a term of three years to serve until the 2006 Annual Meeting of Stockholders, and until his respective successor has been elected and qualified. Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (Class I directors) and Donald F. McGuinness and Lamberto Raffaelli (Class II directors) will serve until the Annual Meeting of Stockholders to be held in 2004 and 2005, respectively, and until their respective successors have been elected and qualified.

        The names of the Company's current directors and certain information about them are set forth below:

Name	Age	Position
Martin J. Reid	61	President, Chief Executive Officer, and Chairman
Dimitri Antoniadis, Ph.D.	56	Director
Robert L. Gable (1)	72	Director
Leslie B. Lewis (1) (2)	62	Director
Donald F. McGuinness (2)	70	Director
Lamberto Raffaelli (2)	52	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        The following is a brief summary of the background of each director of the Company:

        Martin J. Reid joined Ibis in December 1997 as President and Chief Executive Officer and as a director. In May 2000, Mr. Reid was elected to serve as Chairman of the Company's Board of Directors. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries, a publicly held manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry. He served as a director of Alpha Industries from 1985 to January 1998, of Secure Technology from 1997 to August 1998 and of Asahi America from 1997 to November 1999, which merged with Asahi Organic Chemical in December 1999.

        Dimitri Antoniadis, Ph.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978.

        Robert L. Gable was appointed to the Board of Directors in 1997. He has been a director and advisor (November 1998–October 1999), Chairman (June 1990–July 1998) and Chief Executive Officer (June 1990–October 1997) of Unitrode Corporation, a publicly held company which was acquired by Texas Instruments in October 1999. Mr. Gable is also a director of New England Business Service, Inc., a publicly held company.

        Leslie B. Lewis was appointed to the Board of Directors in 1998. Since 1985, he has been President of Asahi America, Inc., a publicly held company, which merged with Asahi Organic Chemical in December 1999. He has been Chief Executive Officer of Asahi since 1989 and Chairman since 1996. He is also Chairman of Quail Piping Products, Inc.

        Donald F. McGuinness was appointed to the Board of Directors in 1996. He has been the Chairman (November 1988–present), President and Chief Executive Officer (November 1988 to February 1999) of White Electronic Designs, Inc., a publicly held company which was acquired by Bowmar Instrument Corporation in October 1998.

        Lamberto Raffaelli was appointed to the Board of Directors in 1998. In May 2001, he founded privately held LNX Corporation and serves as President. From 1994 to December 2000, he was President and Chief Executive Officer of Arcom, Inc., which was acquired by Quadrant-Vectron, a division of Dover Corporation International, in September 1999.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    During the fiscal year ended December 31, 2002, there were four meetings of the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2002.

        Audit Committee.    The Audit Committee has three members and currently consists of Lamberto Raffaelli, Donald F. McGuinness and Leslie B. Lewis, none of which is an officer or employee of the Company. The Audit Committee met six times in 2002. The Audit Committee reviews the engagement of the Company's independent accountants, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

        Compensation Committee.    The Compensation Committee has two members and currently consists of Robert L. Gable and Leslie B. Lewis. The Compensation Committee met twice during fiscal 2002 and acted by unanimous written consent on ten occasions. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan"), the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") and the Ibis Technology Corporation 2000 Employee Stock Purchase Plan.

        Nominating Committee.    The Company does not have a standing Nominating Committee.

        Compensation Committee Interlocks and Insider Participation.    The Compensation Committee consists of two members, Leslie B. Lewis and Robert L. Gable, neither of whom is an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Compensation of Directors

        Pursuant to either the 1993 Plan or the 1997 Plan, each non-employee director of the Company then serving as a director is automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock following each Annual Meeting of Stockholders of the Company, and any new non-employee directors will be automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Non-employee directors of the Company have been automatically granted the following options under the 1993 and 1997 Plans as of December 31, 2002:

Director	Aggregate Option Grants	Weighted Average Exercise Price
Dimitri Antoniadis, Ph.D.	8,750(1)	$15.74
Donald F. McGuinness	8,750(1)	$15.74
Robert L. Gable	7,500(1)	$17.91
Leslie B. Lewis	6,250(1)	$19.16
Lamberto Raffaelli	6,250(1)	$19.16

    (1)
    All options have vested with the exception of an option for 1,250 shares granted immediately following the Company's 2002 Annual Meeting. Such option was granted at an exercise price of $9.10 per share and vests in full immediately prior to this year's Meeting.

        In addition, Dr. Antoniadis and Messrs. McGuinness, Gable, Lewis and Raffaelli were each granted an option to purchase 7,500 shares upon their election to the Board of Directors in July 1996, July 1996, July 1997, November 1998 and November 1998, respectively, at exercise prices of $6.50, $6.50, $9.75, $10.44 and $10.44, respectively. Each of these options vested in three equal annual installments commencing one year from the date of grant.

        The Company pays each non-employee director (Dr. Antoniadis, Mr. McGuinness, Mr. Gable, Mr. Lewis and Mr. Raffaelli) $1,000 for each meeting of the Board of Directors and committees of the Board that each of them attends, $250 for each telephonic Board and committee meetings in which they participate and reimburses each of them for their expenses incurred in attending such meetings. In 2002, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $27,500.

Executive Officers

        The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for the Chief Executive Officer, who has an employment agreement with the Company, all executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Gerald T. Cameron	47	Chief Operating Officer
Debra L. Nelson, C.P.A	39	Chief Financial Officer, Treasurer and Clerk
Angelo V. Alioto	56	Vice President of Sales and Marketing
Julian G. Blake, Ph.D.	58	Vice President of Engineering
Robert P. Dolan	43	Vice President of Wafer Manufacturing
Yuri Erokhin, Ph.D.	45	Vice President of Wafer Technology

        Gerald T. Cameron joined the Company in March 2002 as Operations Manager and was made Chief Operating Officer in May 2002. Mr Cameron was most recently Vice President and General Manager of the Electron Beam Review Division of KLA-Tencor Corporation. Prior to his work at KLA-Tencor, he was President and COO of Amray, Inc., a privately owned provider of scanning electron microscope based defect review tools, which was acquired by KLA-Tencor in April 1998.

        Debra L. Nelson returned to Ibis in February 1998 as Chief Financial Officer, Treasurer and Clerk. From November 1996 to January 1998, Ms. Nelson was Chief Financial Officer of Rockport Trade Systems, Inc. Ms. Nelson originally joined Ibis in January 1990 and became the Controller in May 1992, and its Treasurer and Clerk in December 1993.

        Angelo V. Alioto joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996.

        Julian G. Blake, Ph.D. joined the Company in 1998 as Director of Technology. In February 1999, he was appointed Vice President of Engineering. From 1983 to 1998, Dr. Blake was Technical Director at the Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations of Eaton Corporation (now known as Axcelis Technologies), a publicly held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets.

        Robert P. Dolan joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing.

        Yuri Erokhin, Ph.D., joined Ibis in October 2000 as Director of Wafer Technology and was appointed Vice President of Wafer Technology in August 2001. From April 1998 to October 2000, he served as Director of Process Technology in the Implant Systems Division of Eaton Corporation (now known as Axcelis Technologies), a publicly held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets. From 1995 to April 1999, he served as Product Applications Manager for Eaton Corporation.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation for services rendered to the Company in all capacities during the Company's last three fiscal years paid to or earned by: (i) the Chief Executive Officer of the Company (the "CEO") and (ii) the four most highly compensated executive officers of the Company (other than the CEO) as of December 31, 2002 whose salary and bonus earned during fiscal 2002 exceeded $100,000 (all of these officers are referred to herein collectively as the "Named Executive Officers"). Information is provided for each fiscal year in which an individual served as our Chief Executive Officer and for each other executive officer listed only for the fiscal years in which they earned more than $100,000.

Summary Compensation Table

Long-term Compensation Awards
Annual Compensation(2)
Name and Principal Position	Fiscal Year				Securities Underlying Options(#)	All Other Compensation($)
		Salary($)		Bonus($)
Martin J. Reid President, Chief Executive Officer and Chairman	2002 2001 2000	$ $ $	231,804 218,140 220,000	— — —	30,000 40,083 50,000	$ $ $	1,296 3,477 3,343	(3) (3) (3)
Debra L. Nelson Chief Financial Officer, Treasurer and Clerk	2002 2001 2000	$ $ $	140,489 130,403 112,000	— — —	10,000 18,975 19,000	$ $ $	720 2,021 1,789	(3) (3) (3)
Angelo V. Alioto Vice President Marketing and Sales	2002 2001 2000	$ $ $	143,690 137,328 138,000	— — —	5,000 23,045 23,000	$ $ $	720 2,079 2,088	(3) (3) (3)
Julian G. Blake, Ph.D. Vice President Engineering	2002 2001 2000	$ $ $	153,900 144,842 146,000	— — —	12,000 24,211 25,000	$ $ $	933 2,380 2,329	(3) (3) (3)
Yuri Erokhin, Ph.D. (1) Vice President Wafer Technology	2002 2001	$ $	141,816 129,416	— —	8,000 22,499	$ $	471 1,749	(3) (3)

(1)
Dr. Erokhin was appointed Vice President of Wafer Technology effective August 16, 2001. He joined the Company as Director of Wafer Technology in October 2000.

(2)
The 2001 compensation for the Named Executive Officers reflects a temporary reduction in salary as a result of a cost reduction initiative.

(3)
All Other Compensation for Mr. Reid, Ms. Nelson, Mr. Alioto, Dr. Blake and Dr. Erokhin during 2002 represents premiums paid by the Company with respect to term life insurance for their benefit.

Option Grants

        The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 2002.

Option Grants During Year Ended December 31, 2002

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
		% Of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(#)(1)
Name			Exercise Price ($/Share)(2)	Expiration Date
					5%	10%
Martin J. Reid	30,000	13%	$6.00	6/17/12	$113,400	$286,200
Debra L. Nelson	10,000	4%	$6.00	6/17/12	$37,800	$95,400
Angelo V. Alioto	5,000	2%	$6.00	6/17/12	$18,900	$47,700
Julian G. Blake, Ph.D.	12,000	5%	$6.00	6/17/12	$45,360	$114,480
Yuri Erokhin, Ph.D.	8,000	4%	$6.00	6/17/12	$30,240	$76,320

(1)
Options were granted pursuant to the 1997 Plan. All options are incentive stock options which vest in four equal annual installments commencing one year from the date of grant. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1997 Plan and the applicable option agreement. In the event of a change in control of the Company (as defined in the 1997 Plan), all outstanding unvested options, including those options included in this table, will become immediately vested, unless a provision is made for the continuation of such options pursuant to the applicable provisions of the 1997 Plan.

(2)
Under the terms of the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(3)
Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

Option Exercises and Fiscal Year-End Values

        The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 2002. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002 and the value of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of the Unexercised In-The-Money Options at Fiscal Year-End($)(1)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Martin J. Reid	—	—	168,520	97,563	—	—
Debra L. Nelson	—	—	63,493	38,482	—	—
Angelo V. Alioto	—	—	23,011	39,534	—	—
Julian G. Blake, Ph.D.	—	—	62,302	48,909	—	—
Yuri Erokhin, Ph.D.	—	—	23,624	42,875	—	—

(1)
The value of unexercised in-the-money options at December 31, 2002 is based on the difference between the fair market value for the Company's Common Stock of $4.70 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 2002) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.

Employment Contracts and Change of Control Arrangements

        The Company has an employment agreement with Martin J. Reid. This agreement provides that Mr. Reid is to serve as President and Chief Executive Officer of the Company until December 31, 2003, at an annual base salary of $220,000, subject to increase from time to time as determined by action of the Board of Directors. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "Report of Compensation Committee on Executive Compensation—Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. This agreement also contains a one-year post termination non-competition provision.

        In September 1999, the Company entered Change of Control Agreements with Martin J. Reid and Debra L. Nelson. In the event that Mr. Reid's or Ms. Nelson's employment is terminated in connection with a Change of Control of the Company, they will be paid a lump sum equal to (i) twice the highest annual salary for the preceding three year period for Mr. Reid and (ii) the highest annual salary for the preceding three year period for Ms. Nelson. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under the agreements, each of Mr. Reid and Ms. Nelson will also be provided health benefits for a period of time following termination or until the date they become eligible for such coverage offered by a subsequent employer if earlier. Mr. Reid is entitled to these benefits for two years and Ms. Nelson is entitled to these benefits for one year. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

        All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

        In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of Leslie B. Lewis and Robert L. Gable, both non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations regarding the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.

Base Salary and Benefits

        The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

Annual Incentive Bonuses

        The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals and financial performance goals for the Company.

Stock Options

        The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

Chief Executive Officer's Compensation

        Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997, and continues his employment with the Company under an employment agreement which terminates on December 31, 2003. Mr. Reid was paid an annual base salary of $237,935 during 2002 and his base pay is subject to increase from time to time by action of the Board. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its

Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "—Annual Incentive Bonuses." Mr. Reid did not receive a bonus in 2002. In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. On December 1, 1997, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vested in three equal annual installments commencing one year from the grant date. In addition, on February 4, 1999, January 4, 2000, January 4, 2001, August 7, 2001, December 3, 2001 and June 17, 2002 Mr. Reid was granted options to purchase 50,000, 50,000, 6,000, 30,000, 4,083 and 30,000 shares each of Common Stock at fair market value of the date of grant. The options vest in four equal annual installments commencing one year from the grant date.

        In September 1999, the Company entered into a Change of Control Agreement with Mr. Reid. In the event that Mr. Reid's employment is terminated in connection with a Change of Control of the Company, Mr. Reid will be paid twice his highest annual salary during the preceding three year period. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under this agreement, Mr. Reid will also be provided health benefits until the earlier of two years following his termination or the date he becomes eligible for such coverage offered by a subsequent employer. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

        Mr. Reid's salary and bonus structure is consistent with that received by his counterparts in similar-sized companies in semiconductor-related industries and other comparable companies.

                      The Compensation Committee:

                      Robert L. Gable
                      Leslie B. Lewis

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2002, the Audit Committee took the following actions:

  •
  Reviewed and discussed the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year with management and KPMG LLP, the Company's independent auditors;

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and KPMG LLP;

  •
  Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      The Audit Committee:

                      Leslie B. Lewis
                      Donald F. McGuinness
                      Lamberto Rafaelli

PERFORMANCE GRAPH

        The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1998 and plotted at the end of each fiscal year thereafter, in each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Media General Financial Services SIC Code Index 3674—Semiconductors, Related Devices—which consists of other companies in the semiconductor industry. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

Relative Dollar Values

	1/1/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Ibis Technology Corporation	$100.00	$136.29	$640.32	$248.39	$191.87	$60.65
SIC Code Index	$100.00	$150.56	$323.94	$240.70	$195.35	$91.91
Nasdaq Market Index	$100.00	$141.04	$248.76	$156.35	$124.64	$86.94

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Certain Transactions

        In 2002, the Company was not a party to any transaction or business relationship in which the amount involved exceeded $60,000 involving any of its officers, directors or 5% stockholders.

ELECTION OF DIRECTORS

(Notice Item 1)

        The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of six members, classified into three classes as follows: Leslie B. Lewis constitutes a class with a term which expires at the upcoming Meeting (the "Class III director"), Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term ending in 2004 (the "Class I directors") and Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term ending in 2005 (the "Class II directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        Pursuant to the Articles of Organization and By-Laws, on February 6, 2003 the Board of Directors voted to (i) set the size of the Board of Directors at seven (although no new director has been nominated at this time to fill the vacancy created by the expansion of the Board) and (ii) nominate Leslie B. Lewis (the Class III director) for election at the Meeting for a term of three years to serve until the 2006 Annual Meeting of Stockholders, and until his successor has been elected and qualified. Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (the Class I directors) and Donald F. McGuinness and Lamberto Raffaelli (the Class II directors), will serve until the Annual Meetings of Stockholders to be held in 2004 and 2005, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of such nominee. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

        The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF LESLIE B. LEWIS AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 2)

        The Board of Directors has appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. The Board proposes that the Stockholders ratify this appointment. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2002. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

        The Company paid KPMG LLP a total of $52,650 for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

        The Company also paid KPMG LLP approximately $30,000 for services rendered in connection with a public offering of 1,000,000 shares of Common Stock that the Company completed during the first half of 2002. The Board of Directors has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence and has determined that the provision of such non-audit services is compatible with maintaining KPMG LLP's independence.

        In the event that ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

        To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2004, stockholder proposals must be received no later than November 25, 2003. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than March 24, 2004 and no earlier than February 23, 2004. All stockholder proposals should be marked for the attention of Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 01923.

ANNUAL REPORT

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:

        Investor Relations
        Ibis Technology Corporation
        32 Cherry Hill Drive
        Danvers, Massachusetts 01923

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                      By order of the Board of Directors:

                      Debra L. Nelson
                      Clerk

March 24, 2003

IBIS TECHNOLOGY CORPORATION
THIS PROXY IS BEING SOLICITED BY IBIS TECHNOLOGY CORPORATION'S
BOARD OF DIRECTORS

The undersigned hereby appoints Martin J. Reid and Debra L. Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Ibis Technology Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts, at 10:00 a.m. local time on Thursday, May 8, 2003, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director and FOR Proposal 2.

1.	Election of one (1) Class III Director: Leslie B. Lewis.
	☐ FOR	☐ WITHHELD
☐ For all nominees except as noted.
2.	Proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

(SEE REVERSE SIDE)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Date
Signature	Date

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date above. You need not mark any boxes.

QuickLinks

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.
IBIS TECHNOLOGY CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held May 8, 2003
IBIS TECHNOLOGY CORPORATION 32 Cherry Hill Drive Danvers, MA 01923 978-777-4247 PROXY STATEMENT GENERAL INFORMATION
SHARE OWNERSHIP
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants During Year Ended December 31, 2002
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
(Notice Item 1)
INDEPENDENT PUBLIC ACCOUNTANTS
(Notice Item 2)
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT